UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of principal executive offices, including zip code)

(813) 405-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 17, 2013, the Board of Directors (the “Board”) of HCI Group, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value (“Common Shares”), of the Company. The dividend is payable to the shareholders of record at the close of business on November 15, 2013 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, no par value (“Preferred Shares”), of the Company, at a price of $125.00 per one one-hundredth of a Preferred Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated October 18, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) the 10th day following a public announcement that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, any trustee, administrator or fiduciary of any such plan appointed by the Company, or any person who beneficially owns 10% or more of the Common Shares of the Company outstanding as of the time of the public announcement of the Rights Agreement) (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding Common Shares (the “Shares Acquisition Date”) or (ii) the 10th business day (or such later date as the Board shall determine prior to the time that any person becomes an Acquiring Person) following the date that a tender or exchange offer by any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of any such plan appointed by the Company) is first published, sent or given, if upon consummation thereof, such person would become an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 18, 2018 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

In the event that any person or group becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

In the event that, at any time after a person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company be evidenced by depositary receipts). In lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

The Purchase Price is payable by cash, certified check, cashier’s check, or money order.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to a person becoming an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

While distribution of the Rights will not constitute a taxable event to the shareholders or the Company, the shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common stock of the acquiring company, as set forth above.

Each Common Share outstanding at the close of business on the Record Date will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right for each Common Share that becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights. The Board has initially reserved 400,000 Preferred Shares for issuance upon exercise of the Rights, effective on the Record Date.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that the Rights may not be redeemed (as described above) since the Board may, at its option, at any time until a person becomes an Acquiring Person redeem all but not less than all the then outstanding Rights at $0.001 per Right. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Board has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its shareholders.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the Form of Right Certificate, is filed herewith as an exhibit. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Reference is made to the disclosures in Items 1.01 and 5.03 of this Form 8-K, which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2013, in connection with the declaration of the dividend of Rights, the Board established and fixed the rights and preferences of the Preferred Shares. The terms of the Preferred Shares became part of the Company’s Articles of Incorporation, as amended, when the Company filed Articles of Amendment containing the terms of the Preferred Shares (the “Articles of Amendment”) with the Secretary of State of the State of Florida on October 18, 2013.

The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share of the Company. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes per share, voting together as one class on all matters submitted to a vote of shareholders of the Company. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

The Articles of Amendment specifying the terms of the Preferred Shares are filed herewith as an exhibit. The foregoing description of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A press release, dated October 18, 2013, announcing the above-described Rights Agreement is being furnished under this Item 7.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of HCI Group, Inc. Designating the Rights, Preferences, and Limitations of the Series B Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of October 18, 2013, between HCI Group, Inc. and American Stock Transfer & Trust Company, LLC, which includes as Exhibit A thereto a summary of the terms of the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Right Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares.

99.1	Press Release of HCI Group, Inc., dated October 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013

HCI GROUP, INC.

By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of HCI Group, Inc. Designating the Rights, Preferences, and Limitations of the Series B Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of October 18, 2013, between HCI Group, Inc. and American Stock Transfer & Trust Company, LLC, which includes as Exhibit A thereto a summary of the terms of the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Right Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares.

99.1	Press Release of HCI Group, Inc., dated October 18, 2013.